CONFIDENTIAL TREATMENT REQUESTED
(The redacted material, indicated by [*], has been separately filed with the Commission)


                          AMENDMENT TO SUPPLY AGREEMENT

This Amendment to the Supply Agreement ("Amendment") is entered into this 5th day of November, 1999 by and between Phar-Mor, Inc. LLC and its affiliates ("Phar-Mor") and McKesson Drug Company, a division of McKesson HBOC, Inc. ("McKesson"), formerly McKesson Corporation.

                                  INTRODUCTION

Pursuant to the terms of the Supply Agreement dated June 19, 1997 (the "Supply Agreement"), McKesson and Phar-Mor, Inc. entered into an agreement to establish a prime vendor relationship whereby McKesson serves as the supply source of pharmaceutical and OTC products for Phar-Mor and its retail pharmacies.

Phar-Mor, Inc. has recently purchased all of the assets of Pharmhouse (the "Transaction"). In view of the Transaction, Phar-Mor and McKesson now desire to amend the Supply Agreement as set forth below.

                                    AGREEMENT

For good and valuable consideration, McKesson and Phar-Mor hereby agree as follows:

1. McKesson hereby acknowledges the assignment of all of the tangible assets, rights and obligations of Phar-Mor, Inc. including the Supply Agreement, to its affiliate, Phar-Mor, Inc. LLC on June 27, 1997. Phar-Mor, Inc. LLC remains a wholly-owned affiliate of Phar-Mor, Inc. and its wholly-owned subsidiary, Phar-Mor of Wisconsin, Inc. Inasmuch as the retail pharmacies subject to this Agreement are operated by wholly-owned subsidiaries and affiliates of Phar-Mor, Inc., the parties agree that the appropriate parties to the Supply Agreement, as amended, should be Phar-Mor, Inc. LLC and its affiliates, and McKesson hereby agrees to such assignment of the Supply Agreement. Accordingly, hereinafter all references to Phar-Mor shall refer to Phar-Mor, Inc. LLC and its affiliates.

2. Section 8 of the Supply Agreement shall be amended to reflect an annual purchase commitment of [ * ] (net of returns, allowances and rebates) in volume of D.S.D. Merchandise by Phar-Mor.

3. The term of the Supply Agreement as defined in Section 11 thereof shall be modified by this Amendment to extend for an additional four-year period through November 15, 2005. For purposes hereof, each Contract Year during the term of the Supply Agreement shall be defined as the twelve (12) month period commencing on November 15.

4. Section 9 of the Agreement shall be modified by adding the following payment terms:

         McKesson agrees to provide Phar-Mor with [ * ] [(*)] day payment terms. All invoices for each week (Sunday through Saturday) will be due and payable via wire transfer on the [ * ] day following the end of each week. If any of the due dates herein fall on a weekend or holiday, payment will be due the next business day. All late charges as noted in
         Section 9 of the Supply Agreement will apply to unpaid balances. The availability of such payment terms and conditions as specified in this
         Section 4 of the Amendment is based on and contingent upon payment by Phar-Mor via wire transfer. Until such time as Phar-Mor begins payment by wire transfer, the existing payment terms in the Supply Agreement shall apply.

5. The first paragraph of Section 7 Purchase Price: Definition of Cost will be deleted in its entirety and replaced with the following:

         The purchase price of the Merchandise delivered to Phar-Mor shall be the Cost of the Merchandise less the reductions or plus the markup, as applicable, set forth in the cost of goods schedule set forth in
         Section 19 below. Except in the case of contract items as discussed below, "Cost" means the manufacturer's published acquisition cost (exclusive of cash discounts) on the date of McKesson's invoice to Phar-Mor, adjusted for selected bonus goods, manufacturers' off-invoice allowances and manufacturers' deal prices to be made available to Phar-Mor in accordance with McKesson's established policies. For purchases of Merchandise with respect to which Customer has entered into a vendor contract with a manufacturer ("Contract Products") loaded with McKesson, "Cost" shall mean the "bid price" of the product as set forth in the vendor contract.

6.       The Developmental Funds subsection in Section 8 of the Supply Agreement
             -------------------
         will be deleted in its entirety and replaced with the following:

         In consideration for the initial two years of the four-year term extension as specified in Section 3 of this Amendment, McKesson agrees to pay to Phar-Mor the following amounts:

         (i) the sum of [ * ] ("Developmental Funds") within ten (10) days of the Select Implementation Date as herein defined. For purposes hereof, the Select Implementation Date shall mean the date on which all Phar-Mor and Pharmhouse locations are fully participating in the McKesson Select Generics auto-substitution program; and

         (ii) the sum of [ * ] ("Continuing Commitment Funds") on November 15, 2001.

         In the event that the Supply Agreement is terminated by either party for any reason during the term hereof (other than a material breach of the Supply Agreement by McKesson that is not cured by McKesson within sixty (60) days of Phar-Mor's notice thereof, upon termination for which Phar-Mor shall not be required to repay such amounts already paid), Phar-Mor shall immediately reimburse to McKesson the then applicable portion of the above-specified Developmental Funds and Continuing Commitment Funds as determined by the following pro-rata reimbursement formulas:

         Reimbursement Formula for Previously Paid Developmental Funds
         -------------------------------------------------------------

        |-----                                                        -----|
        |                                                                  |
        |                      Number of months remaining in the Supply    |
        |                      Agreement between the date of termination   |
        |  [   *   ] times     and November 15, 2003                       |
        |                      ----------------------------------------    |
        |                                      60                          |
        |                                                                  |
        |                                                                  |
        |-----                                                        -----|

         Reimbursement Formula for Previously Paid Continuing Commitment Funds

         |-----                                                       -----|
         |                                                                 |
         |                      Number of months remaining in the Supply   |
         |                      Agreement between the date of termination  |
         |  [   *   ] times     and November 15, 2003                      |
         |                      -----------------------------------------  |
         |                                          24                     |
         |                                                                 |
         |-----                                                       -----|


7.       Section 19 Cost of Goods, will be deleted in its entirety and  replaced
                    -------------
         with the following:


         The Retail Cost of Goods set forth in this Section 19 is based on Phar-Mor achieving the following purchase volumes in Direct Store Delivery ("D.S.D.") prescription drug and OTC product purchases (net of returns, allowances and rebates) from McKesson throughout the term of this Agreement:

          (i)   $[ * ] in total  chainwide  annual  purchases;  and
          (ii)  minimum  chainwide average of $[ * ] per store per month.


Retail Direct Store Delivery
----------------------------

         RX                Cost Minus                [   *   ]%
         OTC               Cost Minus                [   *   ]%

Pharmhouse Transition OTC Cost of Goods

Subject to the terms and conditions herein, all former Pharmhouse locations will be billed at Cost Minus [ * ]% on OTC products as per this Section 19 of the Supply Agreement. This cost will remain effective as long as such OTC purchases remain consistent with Phar-Mor's current practices and do not include Non-Ethical OTC and General Sundries which are to be provided to the Phar-Mor and Pharmhouse stores by the Phar-Mor warehouse.

Phar-Mor stores will be invoiced at Cost Plus [ * ]%. Provided that Phar-Mor is maintaining a minimum chainwide monthly average net volume of [ * ] in D.S.D. purchases per store, McKesson will provide a monthly rebate to Phar-Mor's corporate offices in the amount of [ * ]% on discountable Rx purchases and [ * ]% of discountable OTC purchases (net of returns and allowances). In the event that Phar-Mor's chainwide monthly average net purchase volume per store is less than $[ * ], the monthly rebate will be the difference between the invoice price and the applicable cost of goods. Items that are billed at a net price as outlined in Section 7 of the Supply Agreement will be excluded from the monthly rebate.

In the event that Phar-Mor fails to maintain a minimum chainwide average volume of $[ * ] in net D.S.D. prescription drug and OTC product purchases per store per month from McKesson during any three (3) consecutive months of this Agreement, all retail cost of goods pricing hereunder shall be increased to the then applicable pricing based on the following schedule until such time as the minimum chainwide D.S.D. prescription drug and OTC product net purchase volume requirement of $[ * ] is met for three (3) consecutive months, at which time the retail cost of goods pricing shall return to Cost minus [ * ]% for Rx and Cost minus [ * ]% for OTC products.

             Chainwide Monthly
             Average Per Store                         Rx             OTC
             (net of returns,                          --             ---
             allowances and rebates)
             -----------------------
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]
             $[   *   ]                             [   *   ]       [   *   ]

         It is further understood and agreed by both parties that if Phar-Mor fails to maintain a minimum chainwide average volume of [ * ] in net D.S.D. prescription drug and OTC product purchases per store per month from McKesson during any rolling three (3) month period of this Agreement, such failure shall constitute a default of this Agreement by Phar-Mor.

8.       The Annual  Volume  Incentive  subsection as set forth in Section 19 of
             -------------------------
         the Supply Agreement will be deleted in its entirety; provided however that within thirty (30) days of the execution of this Amendment by both parties, McKesson will pay to Phar-Mor a volume incentive payment based on Phar-Mor's purchase volume of D.S.D. prescription drug and OTC products (net of returns, allowances and rebates) for the period between November 1, 1998 and July 1, 1999 in the amount of [ * ]% of net total purchases during such period.

9.       Section 20 Generic  Pharmaceuticals will be deleted in its entirety and
                    ------------------------
         replaced with the following:

         Phar-Mor agrees to participate in McKesson's Select Generics Program through its auto-substitution feature and to thereby designate this program as the primary source of generic pharmaceuticals for all Phar-Mor and Pharmhouse stores. The Select Implementation Date for all such stores will occur on or before-January 31, 2000. All Phar-Mor/Pharmhouse pharmacies will be billed for McKesson Select Generics at discounted bid prices, which are subject to change due to market conditions. In addition, a quarterly rebate will be paid Phar-Mor following the Select Implementation Date in accordance with the following schedule:

       Chainwide Quarterly McKesson Select Generics    Rebate Percent
       Purchases (net                                  on Net McKesson
       of returns allowances and rebates)              Select Generics Purchases
       ----------------------------------              -------------------------
       Less than [   *   ]                                            [   *   ]%
       and above                                                      [   *   ]%
                                                                      [   *   ]%

All Phar-Mor/Pharmhouse locations must be fully participating in the McKesson Select Generic auto-substitution program in order for Phar-Mor to qualify for any quarterly rebate hereunder. Notwithstanding anything herein to the contrary, the quarterly McKesson Select Generics minimum purchase volume of [ * ] required to obtain the above-specified rebate will be waived for the period between the Select Implementation Date as referenced above and March 31, 2000, and with respect to such period the following rebate payment percentages shall apply:

|X| [ * ]% if net McKesson Select Generics purchase volume is less than $[ * ].

|X| [ * ]% if net McKesson Select Generics purchase volume is $[ * ] or greater.

Rebate payments pursuant to this Section 20 will be made to Phar-Mor's corporate offices within 30 days of the end of each quarter.

a.       Market Competitiveness
         ----------------------

         McKesson shall provide a Select Generics Benchmark each quarter to ensure Phar-Mor of the market competitiveness of the McKesson Select Generics Program.

b.       Service Level
         -------------

         McKesson will ensure a [ * ] service level, as defined in Section 13.A of the Supply Agreement for products purchased on the McKesson Select Generics Program. If McKesson fails to meet this [ * ]% service level for Select Generics Program purchases for two (2) consecutive quarters, then McKesson will pay Phar-Mor an amount equal to [ * ] basis points ([ * ]%) of Phar-Mor's total Select Generics purchases (net of returns, allowances and rebates) during the subject period within fifteen (15) days following Phar-Mor's demand for same.

c.       New-to-Market Generics Features
         -------------------------------

         |X| Stocking allowances / slotting fees on New-to-Market products will be passed to Phar-Mor when made available to McKesson from the manufacturer.

         |X|      Free  goods  and/or  automatic   shipment  for   New-to-Market
                  products will be provided to Phar-Mor when made available to McKesson from the manufacturer.

10.  Section 21.  Repack  Pharmaceuticals  will be deleted in its  entirety  and
                  -----------------------
replaced by the following:

         Repack Pharmaceuticals
         ----------------------

         A comprehensive program will be made available to Phar-Mor for repacked pharmaceuticals. Stores shall be net-billed with an additional volume rebate to be paid to Phar-Mor headquarters, each quarter.

          Quarterly RxPak Volume                              Rebate % on
          (net of returns, allowances & rebates)              Net RxPak Volume
          --------------------------------------              ----------------
          Less than $ [   *   ]                                   [   *   ]%
          $ [   *   ] - $[   *   ] million                        [   *   ]%
          $ [   *   ] - $[   *   ] million                        [   *   ]%
          $ [   *   ] - $[   *   ] million                        [   *   ]%
          $ [   *   ] - $[   *   ] million                        [   *   ]%
          $ [   *   ] million and above                           [   *   ]%

11. The reimbursement formula specified at the end of Section 15 of the Supply Agreement shall be deleted in its entirety and replaced with the following:

     |-----                      -----|       |-----                     -----|
     |   Total amount of On-Site      |       | Number of months remaining    |
     |   Support Monies paid by       |       | in the then current Contract  |
     |  McKesson to Phar-Mor for      | times | year upon date of termination |
     |  the then current Contract Year|       | ----------------------------- |
     |                                |       |              12               |
     |-----                      -----|       |-----                     -----|


12. Provided that all of Phar-Mor's material contractual commitments required under this Supply Agreement have been met for the then concluding Contract Year as of each of the designated dates below, McKesson will provide to Phar-Mor an annual compliance payment in accordance with the following schedule:

         $[   *   ] payable November 15, 2000
         $[   *   ] payable November 15, 2001
         $[   *   ] payable November 15, 2002
         $[   *   ] payable November 15, 2003
         $[   *   ] payable November 15, 2004
         $[   *   ] payable November 15, 2005

         In the event that Phar-Mor fails to qualify for any of the above-specified payments due to nonperformance of its material contract commitments in any given Contract Year, that particular payment will be deemed forfeited and McKesson will have no liability or obligation to subsequently make such payment available to Phar-Mor.

13. The Supply Agreement between Pharmhouse Corporation and the McKesson U.S. Healthcare division of McKesson Corporation, dated May 1, 1998, shall be deemed terminated upon the execution of this Amendment. No damages or other amounts, other than trade payables and McKesson PaySystem receivables, shall be owed to McKesson by Pharmhouse
         Corporation or by Phar-Mor, Inc. or its subsidiaries or affiliates based on that Supply Agreement.

14. All terms and conditions of this Amendment shall be deemed effective as of July 1, 1999.

15. Except as modified above, the Supply Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment to the Supply Agreement to be duly executed as, of the day and year specified above.

PHAR-MOR, INC. LLC AND ITS AFFILIATES,         McKESSON DRUG COMPANY,
BY PHAR-MOR, INC.LLC                           a division of McKesson HBOC, Inc.

By:   /s/ David Schwartz                        By:  /s/ Mark J. Majeske
      ------------------                             -------------------
Name:  David Schwartz                           Name:  Mark T. Majeske
       -----------------                               -----------------
Title: President & COO                          Title: Group President, Retail
       ---------------                                 and Customer Operations
                                                       -----------------------

Date:  November 5, 1999                         Date:  November 10, 1999
       ----------------                                -----------------

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